Exhibit 99.1

KalVista Pharmaceuticals Appoints William C. Fairey to Board of Directors

Cambridge, MA and Salisbury, England, April 22, 2024 – KalVista Pharmaceuticals, Inc. (NASDAQ: KALV), a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of oral, small molecule protease inhibitors, today announced that William C. Fairey has been appointed to the Company’s Board of Directors, effective immediately. Mr. Fairey was most recently the Chief Commercial Officer at MyoKardia, Inc., a clinical stage biopharmaceutical company, and is a business leader with significant experience building markets and launching novel therapeutics to treat specialty and rare/orphan diseases.

“We welcome Bill to our Board of Directors,” said Ben Palleiko, CEO of KalVista. “His experience in commercial and medical strategy, operations and product launches within the rare disease space will be invaluable to us as we continue our evolution into a commercial organization and focus on the FDA submission, potential approval and commercial launch of sebetralstat.”

“I’m excited to join KalVista’s board on the cusp of such a significant milestone as the planned FDA filing, and I look forward to helping advance the commercialization of sebetralstat,” said Mr. Fairey. “I believe KalVista has the opportunity to change the treatment paradigm in the hereditary angioedema space by delivering an efficacious and well-tolerated, oral on-demand treatment to the people living with this debilitating disease.”

Mr. Fairey has more than 30 years of experience in commercial and medical operations in the biotechnology and pharmaceutical industry, including shaping markets, developing products, determining global commercial/medical strategies, and leading cross-functional teams in delivering successful new product launches. Prior to MyoKardia, he served as Chief Operating Officer at ChemoCentryx, Inc. and held several positions of increasing responsibility at Actelion Pharmaceuticals, including serving as President for its US division, Vice President of the Asia Pacific Region, and President of Actelion Canada. He has also held several senior business, sales and market access roles at the Parke-Davis division of Warner-Lambert and has previously served on several life science company boards. Mr. Fairey received his M.B.A. from St. Mary’s College of California and his B.S. from the University of Oregon.

About KalVista Pharmaceuticals, Inc.

KalVista Pharmaceuticals, Inc. is a pharmaceutical company focused on the discovery, development, and commercialization of oral, small molecule protease inhibitors for diseases with significant unmet need. KalVista disclosed positive phase 3 data for the KONFIDENT trial for its oral, on-demand therapy sebetralstat in February 2024. The Company anticipates submitting a new drug application to the U.S. FDA for sebetralstat in the first half of 2024 and expects to file for approval in Europe and Japan later in 2024. In addition, KalVista’s oral Factor XIIa inhibitor program represents a new generation of therapies that may further improve the treatment for people living with HAE and other diseases.

For more information about KalVista, please visit www.kalvista.com.

Exhibit 99.1

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, timing or outcomes of communications with the FDA, our expectations about safety and efficacy of our product candidates and timing of clinical trials and their results, our ability to obtain regulatory approvals for sebetralstat and other candidates in development, the success of any efforts to commercialize sebetralstat, the ability of sebetralstat and other candidates in development to treat HAE or other diseases, and the future progress and potential success of our oral Factor XIIa program. Further information on potential risk factors that could affect our business and financial results are detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended April 30, 2023, our quarterly reports on Form 10-Q, and our other reports that we may make from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

KalVista Pharmaceuticals, Inc.

Jarrod Aldom

Vice President, Corporate Communications

(201) 705-0254

jarrod.aldom@kalvista.com

Ryan Baker

Head, Investor Relations

(617) 771-5001

ryan.baker@kalvista.com